ARROW ELECTRONICS. INC. 9201 E. DRY CREEKROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Third-Quarter 2018 Results
-- Record Third-Quarter Sales, Gross Profit, Operating Income, and Earnings Per Share --
-- Third-Quarter Cash Flow from Operations of $494 Million --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Nov. 1, 2018--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2018 sales of $7.49 billion, an increase of 9 percent from sales of $6.86 billion in the third quarter of 2017. Third-quarter net income of $177 million, or $1.99 per share on a diluted basis, compared with net income of $134 million, or $1.50 per share on a diluted basis, in the third quarter of 2017. Excluding certain items1, net income would have been $193 million, or $2.18 per share on a diluted basis, in the third quarter of 2018, compared with net income of $161 million, or $1.80 per share on a diluted basis, in the third quarter of 2017. Excluding certain items1, net income increased 20 percent year over year, and earnings per share on a diluted basis increased 21 percent year over year.
“Our investments in engineering and working capital are bearing fruit as evidenced by our results,” said Michael J. Long, chairman, president, and chief executive officer. “We are ahead of pace to deliver another record year in 2018.”
Global components third-quarter sales of $5.38 billion increased 11 percent year over year. Americas components sales increased 13 percent year over year. Europe components sales increased 11 percent year over year. Sales in the region, as adjusted, increased 13 percent year over year. Asia-Pacific components sales increased 8 percent year over year. Global components third-quarter operating income increased 28 percent year over year.
“This quarter we made significant advancements toward future high-growth opportunities in the areas of smart cities, edge computing, and artificial intelligence,” said Mr. Long. “These opportunities require all our capabilities across the enterprise to provide complete lifecycle solutions.”
Global enterprise computing solutions third-quarter sales of $2.11 billion increased 6 percent year over year. Sales, as adjusted, increased 9 percent year over year. Americas enterprise computing solutions sales increased 7 percent year over year. Sales in the region, as adjusted, increased 13 percent year over year. Europe enterprise computing solutions sales increased 3 percent year over year. Sales in the region, as adjusted, increased 2 percent year over year. Global enterprise computing solutions third-quarter operating income decreased 13 percent year over year and decreased 15 percent year over year excluding amortization of intangibles expense. Global enterprise computing solutions operating expenses included $6 million of expense related to prior period sales taxes abroad.
“Return on invested capital increased year over year for the fifth straight quarter. Third-quarter cash flow from operations was $494 million as our need to support growth through working capital investments moderated,” said Chris Stansbury, senior vice president and chief financial officer. “Our strong cash flow performance allowed us to reduce leverage during the quarter. We also remain committed to returning excess cash to shareholders. During the third quarter, we returned approximately $20 million to shareholders through our stock repurchase program. We had approximately $279 million of remaining authorization under our share repurchase program at the end of the third quarter.”
NINE-MONTH RESULTS
In the first nine months of 2018, Arrow’s sales of $21.76 billion increased 14 percent from sales of $19.02 billion in the first nine months of 2017. Net income for the first nine months of 2018 was $486 million, or $5.47 per share on a diluted basis, compared with net income of $349 million, or $3.88 per share on a diluted basis in the first nine months of 2017. Excluding certain items1, net income would have been $556 million, or $6.26 per share on a diluted basis, in the first nine months of 2018 compared with net income of $452 million, or $5.03 per share on a diluted basis, in the first nine months of 2017.

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE
“As we look to the fourth quarter, we believe that total sales will be between $7.7 billion and $8.1 billion, with global components sales between $5.175 billion and $5.375 billion, and global enterprise computing solutions sales between $2.525 billion and $2.725 billion. As a result of this outlook, we expect earnings per share on a diluted basis to be in the range of $2.21 to $2.37, and earnings per share on a diluted basis, excluding certain items1, to be in the range of $2.46 to $2.62 per share. Our guidance assumes an average tax rate of 23.5 percent to 25.5 percent, and average diluted shares outstanding are expected to be approximately 88 million. Guidance is based on an average USD-to-Euro exchange rate for the fourth quarter of approximately $1.16 to €1. At the midpoints of our fourth-quarter guidance ranges, full-year 2018 sales would total approximately $29.66 billion, and would grow 12 percent compared to full-year 2017. Full-year 2018 earnings per share, on a diluted basis, excluding certain items1, would total approximately $8.80 and would grow 17 percent compared to full-year 2017,” said Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 150,000 of the world’s leading manufacturers of technology used in homes, business and daily life. With 2017 sales of $26.6 billion, Arrow aggregates electronics and enterprise computing solutions for customers and suppliers in industrial and commercial markets. The company maintains a network of more than 345 locations serving over 80 countries. Learn more at FiveYearsOut.com.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2017.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales, income, or expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions/dispositions by adjusting the company's operating results, including the amortization expense related to acquired/disposed intangible assets, as if the acquisitions/dispositions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions" and "impact of dispositions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions/dispositions (including intangible assets amortization expense), and financing activities. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
		(Adjusted)		(Adjusted)
Sales	$7,490,445	$6,856,108	$21,758,586	$19,015,114
Cost of sales	6,566,667	6,013,541	19,033,044	16,587,326
Gross profit	923,778	842,567	2,725,542	2,427,788
Operating expenses:
Selling, general, and administrative expenses	575,751	552,656	1,719,108	1,599,963
Depreciation and amortization	45,532	38,574	139,201	113,096
Loss on disposition of businesses, net	2,042	—	3,604	—
Restructuring, integration, and other charges	10,143	15,896	50,497	55,817
	633,468	607,126	1,912,410	1,768,876
Operating income	290,310	235,441	813,132	658,912
Equity in earnings (losses) of affiliated companies	(652)	1,216	(808)	2,865
Gain (loss) on investments, net	1,070	(13,029)	(3,945)	(8,784)
Loss on extinguishment of debt	—	786	—	59,545
Employee benefit plan expense	1,296	1,850	3,784	5,547
Interest and other financing expense, net	54,205	40,111	160,187	120,898
Income before income taxes	235,227	180,881	644,408	467,003
Provision for income taxes	57,054	45,972	155,325	115,128
Consolidated net income	178,173	134,909	489,083	351,875
Noncontrolling interests	1,640	845	3,541	3,352
Net income attributable to shareholders	$176,533	$134,064	$485,542	$348,523

Net income per share:
Basic	$2.02	$1.52	$5.53	$3.92
Diluted	$1.99	$1.50	$5.47	$3.88

Weighted-average shares outstanding:
Basic	87,602	88,453	87,785	88,870
Diluted	88,608	89,540	88,759	89,936

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	September 29, 2018	December 31, 2017
		(Adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$474,191	$730,083
Accounts receivable, net	8,229,791	8,125,588
Inventories	3,722,808	3,302,518
Other current assets	292,641	256,028
Total current assets	12,719,431	12,414,217
Property, plant, and equipment, at cost:
Land	13,168	12,866
Buildings and improvements	159,754	160,664
Machinery and equipment	1,415,619	1,330,730
	1,588,541	1,504,260
Less: Accumulated depreciation and amortization	(749,978)	(665,785)
Property, plant, and equipment, net	838,563	838,475
Investments in affiliated companies	85,175	88,347
Intangible assets, net	313,472	286,215
Goodwill	2,659,335	2,470,047
Other assets	362,049	361,966
Total assets	$16,978,025	$16,459,267
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,886,217	$6,756,830
Accrued expenses	797,088	841,675
Short-term borrowings, including current portion of long-term debt	158,153	356,806
Total current liabilities	7,841,458	7,955,311
Long-term debt	3,352,128	2,933,045
Other liabilities	482,397	572,971
Commitments and contingencies
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2018 and 2017, respectively
Issued - 125,424 shares in both 2018 and 2017, respectively	125,424	125,424
Capital in excess of par value	1,129,345	1,114,167
Treasury stock (38,251 and 37,733 shares in 2018 and 2017, respectively), at cost	(1,824,373)	(1,762,239)
Retained earnings	6,104,682	5,596,786
Accumulated other comprehensive loss	(283,051)	(124,883)
Total shareholders' equity	5,252,027	4,949,255
Noncontrolling interests	50,015	48,685
Total equity	5,302,042	4,997,940
Total liabilities and equity	$16,978,025	$16,459,267

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	September 29, 2018	September 30, 2017
Cash flows from operating activities:		(Adjusted)
Consolidated net income	$178,173	$134,909
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	45,532	38,574
Amortization of stock-based compensation	12,442	8,910
Equity in (earnings) losses of affiliated companies	652	(1,216)
Loss on extinguishment of debt	—	786
Deferred income taxes	5,063	1,437
Gain (loss) on investments, net	(1,070)	10,254
Other	4,053	1,457
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	(180,770)	(445,515)
Inventories	43,867	(111,181)
Accounts payable	412,422	487,904
Accrued expenses	15,693	48,065
Other assets and liabilities	(41,652)	(39,495)
Net cash provided by operating activities	494,405	134,889

Cash flows from investing activities:
Cash consideration paid for acquired businesses, net of cash acquired	—	(1,094)
Proceeds from disposition of businesses	(2,278)	—
Acquisition of property, plant, and equipment	(38,346)	(47,691)
Other	(3,000)	533
Net cash used for investing activities	(43,624)	(48,252)

Cash flows from financing activities:
Change in short-term and other borrowings	44,545	(54,697)
Repayment of long-term bank borrowings, net	(338,579)	(324,584)
Proceeds from note offerings, net	—	492,519
Redemption of notes	—	2,214
Proceeds from exercise of stock options	1,934	726
Repurchases of common stock	(20,622)	(25,462)
Other	(1,018)	(675)
Net cash provided by (used for) financing activities	(313,740)	90,041
Effect of exchange rate changes on cash	6,631	(12,257)
Net increase in cash and cash equivalents	143,672	164,421
Cash and cash equivalents at beginning of period	330,519	419,918
Cash and cash equivalents at end of period	$474,191	$584,339

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Cash flows from operating activities:		(Adjusted)
Consolidated net income	$489,083	$351,875
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	139,201	113,096
Amortization of stock-based compensation	38,104	30,301
Equity in (earnings) losses of affiliated companies	808	(2,865)
Loss on extinguishment of debt	—	59,545
Deferred income taxes	17,769	13,262
Loss on investments, net	3,945	9,504
Other	9,660	7,415
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	(254,417)	(26,286)
Inventories	(456,050)	(261,126)
Accounts payable	171,697	(113,804)
Accrued expenses	15,177	(42,267)
Other assets and liabilities	(165,421)	(136,871)
Net cash provided by operating activities	9,556	1,779

Cash flows from investing activities:
Cash consideration paid for acquired businesses, net of cash acquired	(331,563)	(3,628)
Proceeds from disposition of businesses	32,013	—
Acquisition of property, plant, and equipment	(104,897)	(149,597)
Proceeds from sale of property, plant, and equipment	—	24,433
Other	(11,000)	(2,467)
Net cash used for investing activities	(415,447)	(131,259)

Cash flows from financing activities:
Change in short-term and other borrowings	104,158	(14,423)
Proceeds from (repayments of) long-term bank borrowings, net	420,755	(82,766)
Proceeds from note offerings, net	—	987,144
Redemption of notes	(300,000)	(555,886)
Proceeds from exercise of stock options	7,919	21,423
Repurchases of common stock	(93,173)	(149,125)
Purchase of shares from noncontrolling interest	—	(23,350)
Other	(1,174)	(1,620)
Net cash provided by financing activities	138,485	181,397
Effect of exchange rate changes on cash	11,514	(1,898)
Net increase (decrease) in cash and cash equivalents	(255,892)	50,019
Cash and cash equivalents at beginning of period	730,083	534,320
Cash and cash equivalents at end of period	$474,191	$584,339

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	September 29, 2018	September 30, 2017	% Change
		(Adjusted)
Consolidated sales, as reported	$7,490,445	$6,856,108	9.3%
Impact of changes in foreign currencies	—	(50,425)
Impact of acquisitions	—	35,540
Impact of dispositions	—	(56,277)
Consolidated sales, as adjusted	$7,490,445	$6,784,946	10.4%

Global components sales, as reported	$5,381,078	$4,864,361	10.6%
Impact of changes in foreign currencies	—	(32,310)
Impact of acquisitions	—	21,475
Global components sales, as adjusted	$5,381,078	$4,853,526	10.9%

Americas Components sales, as reported	$2,060,920	$1,816,772	13.4%
Impact of changes in foreign currencies	—	(3,585)
Impact of acquisitions	—	21,475
Americas Components sales, as adjusted	$2,060,920	$1,834,662	12.3%

Europe components sales, as reported	$1,399,435	$1,262,048	10.9%
Impact of changes in foreign currencies	—	(24,379)
Impact of acquisitions	—	—
Europe components sales, as adjusted	$1,399,435	$1,237,669	13.1%

Asia components sales, as reported	$1,920,723	$1,785,541	7.6%
Impact of changes in foreign currencies	—	(4,346)
Impact of acquisitions	—	—
Asia components sales, as adjusted	$1,920,723	$1,781,195	7.8%

Global ECS sales, as reported	$2,109,367	$1,991,747	5.9%
Impact of changes in foreign currencies	—	(18,115)
Impact of acquisitions	—	14,065
Impact of dispositions	—	(56,277)
Global ECS sales, as adjusted	$2,109,367	$1,931,420	9.2%

Europe ECS sales, as reported	$651,648	$634,038	2.8%
Impact of changes in foreign currencies	—	(6,577)
Impact of acquisitions	—	14,065
Impact of dispositions	—	(1,001)
Europe ECS sales, as adjusted	$651,648	$640,525	1.7%

Americas ECS sales, as reported	$1,457,719	$1,357,709	7.4%
Impact of changes in foreign currencies	—	(11,538)
Impact of acquisitions	—	—
Impact of dispositions	—	(55,276)
Americas ECS sales, as adjusted	$1,457,719	$1,290,895	12.9%

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Nine Months Ended
	September 29, 2018	September 30, 2017	% Change
		(Adjusted)
Consolidated sales, as reported	$21,758,586	$19,015,114	14.4%
Impact of changes in foreign currencies	—	358,294
Impact of acquisitions	—	110,752
Impact of dispositions	(27,493)	(171,563)
Consolidated sales, as adjusted	$21,731,093	$19,312,597	12.5%

Global components sales, as reported	$15,595,374	$13,385,514	16.5%
Impact of changes in foreign currencies	—	233,172
Impact of acquisitions	—	63,475
Global components sales, as adjusted	$15,595,374	$13,682,161	14.0%

Americas Components sales, as reported	$5,795,500	$5,080,558	14.1%
Impact of changes in foreign currencies	—	(2,997)
Impact of acquisitions	—	63,475
Americas Components sales, as adjusted	$5,795,500	$5,141,036	12.7%

Europe components sales, as reported	$4,325,793	$3,572,720	21.1%
Impact of changes in foreign currencies	—	211,822
Impact of acquisitions	—	—
Europe components sales, as adjusted	$4,325,793	$3,784,542	14.3%

Asia components sales, as reported	$5,474,081	$4,732,236	15.7%
Impact of changes in foreign currencies	—	24,347
Impact of acquisitions	—	—
Asia components sales, as adjusted	$5,474,081	$4,756,583	15.1%

Global ECS sales, as reported	$6,163,212	$5,629,600	9.5%
Impact of changes in foreign currencies	—	125,122
Impact of acquisitions	—	47,277
Impact of dispositions	(27,493)	(171,563)
Global ECS sales, as adjusted	$6,135,719	$5,630,436	9.0%

Europe ECS sales, as reported	$2,123,048	$1,870,003	13.5%
Impact of changes in foreign currencies	—	129,234
Impact of acquisitions	—	47,277
Impact of dispositions	—	(2,883)
Europe ECS sales, as adjusted	$2,123,048	$2,043,631	3.9%

Americas ECS sales, as reported	$4,040,164	$3,759,597	7.5%
Impact of changes in foreign currencies	—	(4,112)
Impact of acquisitions	—	—
Impact of dispositions	(27,493)	(168,680)
Americas ECS sales, as adjusted	$4,012,671	$3,586,805	11.9%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended September 29, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$290,310	$11,620	$10,143	$2,042	$314,115
Income before income taxes	235,227	11,620	10,143	972	257,962
Provision for income taxes	57,054	3,206	2,561	240	63,061
Consolidated net income	178,173	8,414	7,582	732	194,901
Noncontrolling interests	1,640	145	—	—	1,785
Net income attributable to shareholders	$176,533	$8,269	$7,582	$732	$193,116
Net income per diluted share	$1.99	$0.09	$0.09	$0.01	$2.18
Effective tax rate	24.3%				24.4%

Three months ended September 30, 2017 (Adjusted)
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other**	Non-GAAP measure
Operating income	235,441	12,645	15,896	—	263,982
Income before income taxes	180,881	12,645	15,896	13,815	223,237
Provision for income taxes	45,972	4,474	5,319	5,328	61,093
Consolidated net income	134,909	8,171	10,577	8,487	162,144
Noncontrolling interests	845	146	—	—	991
Net income attributable to shareholders	$134,064	8,025	10,577	8,487	161,153
Net income per diluted share	$1.50	$0.09	$0.12	$0.09	$1.80
Effective tax rate	25.4%				27.4%

Nine months ended September 29, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$813,132	37,095	50,497	3,604	904,328
Income before income taxes	644,408	37,095	50,497	7,549	739,549
Provision for income taxes	155,325	10,021	12,785	1,653	179,784
Consolidated net income	489,083	27,074	37,712	5,896	559,765
Noncontrolling interests	3,541	447	—	—	3,988
Net income attributable to shareholders	$485,542	26,627	37,712	5,896	555,777
Net income per diluted share	5.47	0.30	0.42	0.07	6.26
Effective tax rate	24.1%				24.3%

Nine months ended September 30, 2017 (Adjusted)
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other**	Non-GAAP measure
Operating income	$658,912	37,909	55,817	—	752,638
Income before income taxes	467,003	37,909	55,817	68,329	629,058
Provision for income taxes	115,128	13,423	17,892	26,357	172,800
Consolidated net income	351,875	24,486	37,925	41,972	456,258
Noncontrolling interests	3,352	554	—	—	3,906
Net income attributable to shareholders	$348,523	23,932	37,925	41,972	452,352
Net income per diluted share ***	3.88	0.27	0.42	0.47	5.03
Effective tax rate	24.7%				27.5%

* Other includes loss on disposition of businesses and gain (loss) on investments, net.
** Other includes gain (loss) on investments, net and loss on extinguishment of debt.
*** The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Sales:		(Adjusted)		(Adjusted)
Global components	$5,381,078	$4,864,361	$15,595,374	$13,385,514
Global ECS	2,109,367	1,991,747	6,163,212	5,629,600
Consolidated	$7,490,445	$6,856,108	$21,758,586	$19,015,114
Operating income (loss):
Global components	$271,939	$212,993	$755,325	$583,690
Global ECS	82,187	94,005	275,410	282,955
Corporate (a)	(63,816)	(71,557)	(217,603)	(207,733)
Consolidated	$290,310	$235,441	$813,132	$658,912

(a)
Includes restructuring, integration, and other charges of $10.1 million and $50.5 million for the third quarter and first nine months of 2018, and $15.9 million and $55.8 million for the third quarter and first nine months of 2017, respectively. Also included in the third quarter and first nine months of 2018 was a net loss on the disposition of businesses of $2.0 million and $3.6 million, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
		(Adjusted)		(Adjusted)
Global components operating income, as reported	$271,939	$212,993	$755,325	$583,690
Intangible assets amortization expense	8,706	6,984	25,999	21,210
Global components operating income, as adjusted	$280,645	$219,977	$781,324	$604,900
Global ECS operating income, as reported	$82,187	$94,005	$275,410	$282,955
Intangible assets amortization expense	2,914	5,661	11,096	16,699
Global ECS operating income, as adjusted	$85,101	$99,666	$286,506	$299,654

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586